Exhibit (a)(2)

XL Capital Ltd
Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11, Bermuda

November 13, 2006

[Employee]
[Address]

Dear ______________:

The unexercised stock options and unvested restricted shares granted by XL Capital Ltd (“XL”) to you, all of which are listed below, are subject to an exchange offer that is now available to you. The offer is described in the enclosed Offer to Exchange (the “Offer”), which we recommend you review in detail before reaching a decision. This letter is the “Letter of Transmittal” described in the Offer. As described in more detail in the Offer, you will have the choice of either retaining all of your outstanding XL awards as-is or having all of your outstanding awards irrevocably cancelled, and in return receiving a cash-based long term incentive plan (“LTIP”) award from Security Capital Assurance Ltd (“SCA”) based on the value prescribed below. All XL stock options are valued using the Black-Scholes Model and the closing XL share price on November 1, 2006 of $69.73, and all restricted shares are valued using the closing XL share price on November 1, 2006.

The Offer describes in detail the terms of the exchange offer, including particulars of the SCA LTIP award, what may happen in the future to your XL restricted shares and/or stock options, and other considerations that may be relevant to your decision. Neither XL, SCA, nor their respective Boards of Directors make any recommendation as to whether or not you should exchange your eligible XL securities for an LTIP award from SCA. XL and SCA also have not authorized any person to make any recommendation on their behalf as to whether you should accept the Offer.

Current Outstanding

	Number of Shares/Options	Value Prescribed
XL stock options	_____________	______________
XL restricted shares	_____________	______________

If you elect to accept the cancellation of your outstanding XL awards in return for an LTIP award from SCA, at or following the consummation, you will receive the following long term incentive award from SCA:

Cash Target Amount
SCA LTIP award	_____________

The SCA LTIP awards will vest on December 31, 2008.

Please acknowledge how you would like to have your outstanding XL awards treated by signing a copy of this letter below and returning it to Nicholas West, Global Stock Plan Administrator, XL House, One Bermudiana Road, PO Box HM 2245, Hamilton HM JX, Bermuda.

____        Cancel all outstanding stock option and restricted share awards made to you by XL in return for a SCA LTIP award as outlined above.

——        Retain all XL stock option and restricted share awards.

Very truly yours,

XL CAPITAL LTD

By: ________________________
       Name:  Mark E. Anderson
       Title:    Senior Vice President
                    Global Compensation & Benefits

SECURITY CAPITAL ASSURANCE LTD

By: ________________________
       Name:
       Title:

Accepted and Agreed

__________________
[Employee]

Date:

[Form of Annex to Letter of Transmittal (Options)]

XL Capital Ltd
Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11, Bermuda

November 13, 2006

[Employee]
[Address]

Dear ____________:

The below table below details all of your outstanding XL Capital Ltd Option grants and the replacement values using the methodology outlined in the attached exchange offer document.

Options

Grant Date	Options Granted	Strike Price	Exercised	Options Outstanding	Black Scholes	Replacement Value

Total Value to be replaced:

This is the data that was used as the basis for calculating the Security Capital Assurance Ltd LTIP award that is being offered in exchange for the surrender of all of your awards.

Very truly yours,

XL CAPITAL LTD

By: ___________________________
       Name:  Mark E. Anderson
       Title:    Senior Vice President
                    Global Compensation & Benefits

SECURITY CAPITAL ASSURANCE LTD

By: ________________________
Name:
Title:

[Form of Annex to Letter of Transmittal (Unvested Restricted Stock)]

XL Capital Ltd
Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11, Bermuda

November 13, 2006

[Employee]
[Address]

Dear ____________:

The below table below details all of your outstanding XL Capital Ltd Restricted Stock Grants and the replacement values using the methodology outlined in the attached exchange offer document.

Restricted Stock

Grant Date	Shares Vested	Outstanding	Share Price	Value to be replaced

Total Value to be replaced:

This is the data that was used as the basis for calculating the Security Capital Assurance Ltd LTIP award that is being offered in exchange for the surrender of all of your awards.

Very truly yours,

XL CAPITAL LTD

By: ___________________________
       Name:  Mark E. Anderson
                   Title: Senior Vice President
                   Global Compensation & Benefits

SECURITY CAPITAL ASSURANCE LTD

By: ________________________
Name:
Title: